Exhibit 10.5

MONDELĒZ INTERNATIONAL, INC.

AMENDED AND RESTATED 2005 PERFORMANCE INCENTIVE PLAN

(Amended and Restated as of May 21, 2014)

GLOBAL DEFERRED STOCK UNIT AGREEMENT

MONDELĒZ INTERNATIONAL, INC., a Virginia corporation (the “Company”), hereby grants to the employee (the “Employee”) named in the award statement provided to the Employee (the “Award Statement”) as of the date set forth in the Award Statement (the “Grant Date”) pursuant to the provisions of the Mondelēz International, Inc. Amended and Restated 2005 Performance Incentive Plan, as amended from time to time (the “Plan”), Deferred Stock Units (the “Grant”) representing a right to receive a corresponding number of shares of Common Stock of the Company set forth in the Award Statement, upon and subject to the restrictions, terms and conditions set forth below (including the country-specific terms set forth in the attached Appendix A), in the Award Statement and in the Plan. Capitalized terms not otherwise defined in this Global Deferred Stock Unit Agreement (this “Agreement”) shall have the same meaning as defined under the Plan. All references to action of or approval by the Committee shall be deemed to include action of or approval by any other person(s) to whom the Committee has delegated authority to act.

The Grant is subject to the following terms and conditions (including the country-specific terms set forth in Appendix A to this Agreement):

The Employee must either execute and deliver an acceptance of the terms set forth in this Agreement or electronically accept the terms set forth in this Agreement, in the manner and within a period specified by the Committee. The Committee may, in its sole discretion, cancel the Deferred Stock Units if the Employee fails to accept this Agreement and related documents within the specified period or using the procedures for acceptance established by the Committee.

1. Restrictions. Except as expressly provided in this Agreement, the restrictions on the Deferred Stock Units shall lapse and the Deferred Stock Units shall vest on the Vesting Date shown in the Award Statement (the “Vesting Date”), provided that the Employee remains an active employee of the Mondelēz Group during the entire period commencing on the Grant Date and ending on the Vesting Date.

2. Termination of Employment Before Vesting Date. Unless determined otherwise by the Committee or except as expressly provided in this Agreement, if the Employee terminated employment with the Mondelēz Group prior to the Vesting Date, the Employee shall forfeit all rights to the Deferred Stock Units and the shares of Common Stock underlying the Deferred Stock Units. If the Employee terminates employment with the Mondelēz Group prior to the Vesting Date due to:

(a) the Employee’s death or Disability (as defined below in Section 21), the restrictions on the Deferred Stock Units shall lapse and the Deferred Stock Units shall become fully vested on the date of death or Disability; or

(b) upon the Employee’s Retirement (as defined below in Section 21), or as otherwise determined by the Committee, and provided the Deferred Stock Units are not otherwise accounted for, or included in, the Employee’s severance or retirement arrangement with the Mondelēz Group and the Employee timely executes a general release and waiver of claims in a form and manner determined by the Company in its sole discretion, then the Deferred Stock Units will vest on a pro-rata basis. The proration amount will be a fraction, the numerator of which is the number of months (excluding the month of the Grant Date and including partial months thereafter, rounded up to the next whole month) the Employee was actively employed by the Mondelēz Group during the vesting period and the denominator of which is the total number of months in the vesting period.

For purposes of this Agreement, the Employee’s employment shall be deemed to be terminated when he or she is no longer actively employed by the Mondelēz Group (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or the terms of the Employee’s employment agreement, if any). The Employee shall not be considered actively employed during any period for which he or she is receiving, or is eligible to receive, salary continuation, notice period or garden leave payments, or other comparable benefits or through other such arrangements that may be entered into that give rise to separation or notice pay. The Committee shall have the exclusive discretion to determine when the Employee is no longer actively employed for purposes of the Deferred Stock Units. Unless otherwise determined by the Committee, leaves of absence shall not constitute a termination of employment for purposes of this Agreement.

3. Voting and Dividend Rights. The Employee does not have the right to vote the Deferred Stock Units or receive dividends or dividend equivalents prior to the date, if any, such Deferred Stock Units vest and are paid to the Employee in the form of Common Stock pursuant to the terms hereof. However, the Employee shall receive cash payments (less applicable Tax-Related Items (as defined below)) in lieu of dividends otherwise payable with respect to shares of Common Stock equal in number to the Deferred Stock Units that have not been forfeited, as such dividends are paid.

4. Transfer Restrictions. This Grant and the Deferred Stock Units are non-transferable and may not be assigned, hypothecated or otherwise pledged and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the Grant shall immediately become null and void and the Deferred Stock Units shall be forfeited. These restrictions shall not apply, however, to any payments received pursuant to Section 8 below.

5. Withholding Taxes. The Employee acknowledges that regardless of any action taken by the Company or, if different, the Employee’s employer (the “Employer”), the ultimate liability for all income tax, social security, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Employee’s participation in the Plan and legally applicable to the Employee or deemed by the Company or the Employer, in their discretion, to be an appropriate charge to the Employee even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer. The Employee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Deferred Stock Units, including the grant, vesting or payment of this Grant, the receipt of any dividends or cash payments in lieu of dividends, or the subsequent sale of shares of Common Stock; and (b) do not commit to and are under no obligation to structure the terms of the grant of the Deferred Stock Units or any aspect of the Employee’s participation in the Plan to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result. Further, if the Employee becomes subject to any Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for (including report) Tax-Related Items in more than one jurisdiction.

The Employee acknowledges and agrees that the Company may refuse to issue or deliver shares of Common Stock upon vesting of the Deferred Stock Units if Employee fails to comply with his or her Tax-Related Items obligations or the Company has not received payment in a form acceptable to the Company for all applicable Tax-Related Items, as well as amounts due to the Company as “theoretical taxes”, if applicable, pursuant to the then-current international assignment and tax and/or social insurance equalization policies and procedures of the Mondelēz Group, or arrangements satisfactory to the Company for the payment thereof have been made.

In this regard, the Employee authorizes the Company and/or the Employer, in their sole discretion and without any notice or further authorization by the Employee, to satisfy all applicable Tax-Related Items legally due by the Employee (or otherwise due by the Employee as set forth in this Section 5) and any theoretical taxes from the Employee’s wages or other cash compensation paid by the Company and/or the Employer or from proceeds of the sale of the shares of Common Stock issued upon vesting of the Deferred Stock Units. Alternatively, or in addition, the Company may (i) deduct the number of Deferred Stock Units having an aggregate value equal to the amount of Tax-Related Items and any theoretical taxes due from the total number of Deferred Stock Units awarded, vested, paid or otherwise becoming subject to current taxation; (ii) instruct the broker it has selected for this purpose (on the Employee’s behalf and at the Employee’s direction pursuant to this authorization without further consent) to sell any shares of Common Stock that the Employee acquires upon vesting of the Deferred Stock Units to meet the Tax-Related Items withholding obligation and any theoretical taxes, except to the extent that such a sale would violate any U.S. federal securities law or other applicable law; and/or (iii) satisfy the Tax-Related Items and any theoretical taxes arising from the granting or vesting of this Grant, as the case may be, through any other method established by the Company. Notwithstanding the foregoing, if the Employee is subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Employee may elect the form of withholding in advance of any Tax-Related Items or any theoretical taxes withholding event and in the absence of the Employee’s election, the Company will withhold in Deferred Stock Units upon the relevant withholding event or the Committee may determine that a particular method be used to satisfy any required withholding. Finally, the Employee agrees to pay to the Company or the Employer any amount of Tax-Related Items and any theoretical taxes that the Company or the Employer may be required to withhold or account for as a result of the Employee’s participation in the Plan that cannot be satisfied by the means previously described.

Depending upon the withholding method, the Company may withhold or account for Tax-Related Items and any theoretical taxes by considering applicable minimum statutory withholding amounts (in accordance with Section 14(d) of the Plan) or other applicable withholding rates, including maximum applicable rates, in which case the Employee will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent shares of Common Stock. If the obligation for Tax-Related Items is satisfied by withholding in Deferred Stock Units, for tax purposes, the Employee is deemed to have been issued the full number of shares of Common Stock underlying the Grant, notwithstanding that a number of Deferred Stock Units are held back solely for the purpose of paying the Tax-Related Items and/or any theoretical taxes due as a result of any aspect of the Employee’s participation in the Plan.

6. Death of Employee. If any of the Deferred Stock Units shall vest upon the death of the Employee, any Common Stock received in payment of the vested Deferred Stock Units shall be registered in the name of and delivered to the estate of the Employee.

7. Payment of Deferred Stock Units. Each Deferred Stock Unit granted pursuant to this Grant represents an unfunded and unsecured promise of the Company to issue to the Employee, on or as soon as practicable, but not later than 30 days, after the date the Deferred Stock Units vest pursuant to Section 1 or 2 and otherwise subject to the terms of this Agreement (including the country-specific terms set forth in Appendix A to this Agreement), the value of one share of the Common Stock. Except as otherwise expressly provided and subject to the terms of this Agreement (including Appendix A hereto), such issuance shall be made to the Employee (or, in the event of his or her death to the Employee’s estate or beneficiary as provided above) in the form of Common Stock as soon as practicable following the vesting of the Deferred Stock Units pursuant to Section 1 or 2.

8. Special Payment Provisions. Notwithstanding anything in this Agreement to the contrary, if the Employee (i) is subject to U.S. federal income tax on any part of the payment of the Deferred Stock Units, (ii) is a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Internal Revenue Code (the “Code”), and (iii) will become eligible for Retirement (A) for Deferred Stock Units with a Vesting Date between January 1 and March 15, before the calendar year preceding the Vesting Date and (B) for Deferred Stock Units with a Vesting Date after March 15, before the calendar year in which such Vesting Date occurs, then any payment of Deferred Stock Units under Section 7 that is on account of his or her separation from service within the meaning of Section 409A(a)(2)(A)(i) of the Code shall be delayed until six months following such separation from service. In addition, if such an Employee is not vested in his or her Deferred Stock Units, and the Employee (i) becomes eligible for Retirement while employed by a subsidiary or affiliate of the Company that would not be a “service recipient” with respect to the Grant within the meaning of the regulations under Section 409A of the Code or (ii) becomes eligible for Retirement and subsequently transfers to a subsidiary or affiliate of the Company that would not be a “service recipient” with respect to the Grant within the meaning of the regulations under Section 409A of the Code, then the Employee’s Deferred Stock Units shall be paid to the Employee at such time in accordance with Section 7 (based on the value of shares of Common Stock at the time of payment), subject to a six-month delay from the date treated as a separation from service within the meaning of Section 409A(a)(2)(A)(i) of the Code.

9. Restrictions and Covenants.

(a) In addition to such other conditions as may be established by the Company or the Committee, in consideration for making a Grant under the terms of the Plan, the Employee agrees and covenants as follows for a period of twelve (12) months following the date of the Employee’s termination of employment from the Mondelēz Group:

1.	to protect the Mondelēz Group’s legitimate business interests in its confidential information, trade secrets and goodwill, and to enable the Mondelēz Group’s ability to reserve these for the exclusive knowledge and use of the Mondelēz Group, which is of great competitive importance and commercial value to the Mondelēz Group, the Employee, without the express written permission of the Executive Vice President of Human Resources of the Company, will not engage in any conduct in which the Employee contributes his/her knowledge and skills, directly or indirectly, in whole or in part, as an executive, employer, employee, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern or any other similar capacity to a competitor or to an entity engaged in the same or similar business as the Mondelēz Group, including those engaged in the business of production, sale or marketing of snack foods (including, but not limited to gum, chocolate, confectionary products, biscuits or any other product or service the Employee has reason to know has been under development by the Mondelēz Group during the Employee’s employment with the Mondelēz Group). The Employee will not engage in any activity that may require or inevitably require the Employee’s use or disclosure of the Mondelēz Group’s confidential information, proprietary information and/or trade secrets;

2.	to protect the Mondelēz Group’s investment in its employees and to ensure the long-term success of the business, the Employee, without the express written permission of the Executive Vice President of Human Resources of the Company, will not directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Mondelēz Group; and

3.	to protect the Mondelēz Group’s investment in its development of good will and customers and to ensure the long-term success of the business, the Employee will not directly or indirectly solicit (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, instant message, SMS text messaging and social media) or attempt to directly or indirectly solicit, contact or meet with the current or prospective customers of the Mondelēz Group for the purpose of offering or accepting goods or services similar to or competitive with those offered by the Mondelēz Group.

The provisions contained herein in Section 9 are not in lieu of, but are in addition to the continuing obligation of the Employee (which the Employee acknowledges by accepting any Grant under the Plan) to not use or disclose the Mondelēz Group’s trade secrets or Confidential Information known to the Employee until any particular trade secret or Confidential Information becomes generally known (through no fault of the Employee), whereupon the restriction on use and disclosure shall cease as to that item. For purposes of this agreement, “Confidential Information” includes, but is not limited to, certain sales, marketing, strategy, financial, product, personnel, manufacturing, technical and other proprietary information and material which are the property of the Mondelēz Group. The Employee understands that this list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

(b) A main purpose of the Plan is to strengthen the alignment of long-term interests between employees and the Mondelēz Group by providing an ownership interest in the Company, and to prevent former employees whose interests become adverse to the Company from maintaining that ownership interest. By acceptance of any Grant (including the Deferred Stock Units) under the Plan, the Employee acknowledges and agrees that if the Employee breaches any of the covenants set forth in Section 9(a):

1.	all unvested Grants (including any unvested Deferred Stock Units) shall be immediately forfeited;

2.	the Company may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Grants (including the Deferred Stock Units) at any time if the Employee is not in compliance with all terms and conditions set forth in the Plan and this Agreement including, but not limited to, Section 9(a);

3.	the Employee shall repay to the Mondelēz Group the net proceeds of any Plan benefit that occurs at any time after the earlier of the following two dates: (i) the date twelve months immediately preceding any such violation; or (ii) the date six (6) months prior to the Employee’s termination of employment with the Mondelēz Group. The Employee shall repay to the Mondelēz Group the net proceeds in such a manner and on such terms and conditions as may be required by the Mondelēz Group, and the Mondelēz Group shall be entitled to set-off against the amount of any such net proceeds any amount owed to the Employee by the Mondelēz Group, to the extent that such set-off is not inconsistent with Section 409A of the Code or other applicable law. For purposes of this paragraph, net proceeds shall mean the fair market value of the shares of Common Stock less any Tax-Related Items; and

4.

the Mondelēz Group shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security as the Employee acknowledges that such breach would cause the Mondelēz Group to suffer irreparable harm. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

(c) If any provision contained in this Section 9 shall for any reason, whether by application of existing law or law which may develop after the Employee’s acceptance of a Grant under the Plan be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration or territory, the Employee agrees to join the Mondelēz Group in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law.

10. Clawback Policy/ Forfeiture. The Employee understands and agrees that in the Committee’s sole discretion, the Company may cancel all or part of the Deferred Stock Units or require repayment by the Employee to the Company of all or part of any cash payment or shares of Common Stock underlying any vested Deferred Stock Units pursuant to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company, including a violation of Section 9 above, from time to time. In addition, any payments or benefits the Employee may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with the requirements under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, rules promulgated by the Commission or any other applicable law, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any securities exchange on which the Common Stock is listed or traded, as may be in effect from time to time.

11. Original Issue or Transfer Taxes. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to the delivery of the shares of Common Stock underlying the vested Deferred Stock Units, except as otherwise provided in Section 5.

12. Grant Confers No Rights to Continued Employment. Nothing contained in the Plan or this Agreement (including the country-specific terms set forth in Appendix A to this Agreement) shall give any employee the right to be retained in the employment of any member of the Mondelēz Group, affect the right of any Employer to terminate any employee, or be interpreted as forming or amending an employment or service contract with any member of the Mondelēz Group. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of the Employee.

13. Nature of the Grant. In accepting the Deferred Stock Units, the Employee acknowledges, understands, and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the Grant is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Grants, or benefits in lieu of Deferred Stock Units, even if Deferred Stock Units have been granted in the past;

(c) all decisions with respect to future Grants, if any, will be at the sole discretion of the Committee;

(d) the Employee’s participation in the Plan is voluntary;

(e) the Deferred Stock Units and the shares of Common Stock subject to the Deferred Stock Units are not intended to replace any pension rights or compensation;

(f) the Grant and the shares of Common Stock subject to the Deferred Stock Units and the income and the value of the same are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments;

(g) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted;

(h) unless otherwise agreed with the Company, the Deferred Stock Units and the shares of Common Stock underlying the Deferred Stock Units, and the income and value of the same, are not granted as consideration for, or in connection with, the service the Employee may provide as a director of any entity of the Mondelēz Group;

(i) the Employee is hereby advised to consult with the Employee’s own personal tax, legal and financial advisors regarding the Employee’s participation in the Plan before taking any action related to the Plan and that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan or Employee’s acquisition or sale of the underlying shares of Common Stock;

(j) unless otherwise provided in the Plan or by the Company in its discretion, the Grant of Deferred Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Deferred Stock Units or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Common Stock; and

(k) if the Employee is providing services outside the United States:

i.	the Deferred Stock Units and the shares of Common Stock subject to the Deferred Stock Units are not part of normal or expected compensation or salary for any purpose;

ii.	neither the Company, the Employer nor any member of the Mondelēz Group shall be liable for any foreign exchange rate fluctuation between the Employee’s local currency and the United States Dollar that may affect the value of the Deferred Stock Units or any shares of Common Stock delivered to the Employee upon vesting of the Deferred Stock Units or of any proceeds resulting from the Employee’s sale of such shares; and

iii.

no claim or entitlement to compensation or damages shall arise from forfeiture of the Deferred Stock Units resulting from the termination of the Employee’s employment or other service relationship by the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Employee is employed or the terms of his or her employment agreement, if any), and in consideration of the Grant to which the Employee is otherwise not entitled, the Employee agrees not to institute any claim against the Mondelēz Group, waives his or her ability, if any, to bring any such claim, and releases the Mondelēz Group from any such claims. If, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Employee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

14. Data Privacy. The Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other grant materials (“Data”) by and among the Mondelēz Group for the exclusive purpose of implementing, administering and managing Employee’s participation in the Plan.

The Employee understands that the Mondelēz Group may hold certain personal information about him or her, including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, and details of the Deferred Stock Units or any other entitlement to shares of Common Stock, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

The Employee understands that Data will be transferred to UBS Financial Services, Inc. (“UBS”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Employee understands that Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, KPMG LLP or such other public accounting firm that may be engaged by the Company in the future. The Employee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Employee’s country. If the Employee resides outside the United States, the Employee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Employee’s local human resources representative. The Employee authorizes the Company, UBS, PricewaterhouseCoopers LLP and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Employee’s participation in the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. If the Employee resides outside the United States, the Employee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Employee’s local human resources representative. Further, the Employee understands that the Employee is providing the consents herein on a purely voluntary basis. If the Employee does not consent, or if the Employee later seeks to revoke his or her consent, the Employee’s employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing the Employee’s consent is that the Company would not be able to grant the Employee Deferred Stock Units or other equity awards or administer or maintain such grants. The Employee also understands that the Company has no obligation to substitute other forms of grants or compensation in lieu of the Deferred Stock Units as a consequence of the Employee’s refusal or withdrawal of his or her consent. Therefore, the Employee understands that refusing or withdrawing his or her consent may affect the Employee’s ability to participate in the Plan. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that he or she may contact the Employee’s local human resources representative.

15. Notices. Any notice required or permitted hereunder shall be (i) given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party or (ii) delivered electronically through the Company’s electronic mail system (including any notices delivered by a third-party) and shall be deemed effectively given upon such delivery. Any documents required to be given or delivered to the Employee related to current or future participation in the Plan may also be delivered through electronic means as described in Section 16 below.

16. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17. Language. If the Employee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

18. Interpretation. The terms and provisions of the Plan (a copy of which will be made available online or furnished to the Employee upon written request to the Office of the Corporate Secretary, Mondelēz International, Inc., Three Parkway North, Deerfield, Illinois 60015, U.S.A.) are incorporated herein by reference. To the extent any provision in the Award Statement or this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. The Committee shall have the right to resolve all questions that may arise in connection with the Grant, including whether the Employee is no longer actively employed. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

19. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall be binding upon and inure to the benefit of any successors or assigns of the Company and any person or persons who shall acquire any rights hereunder in accordance with this Agreement, the Award Statement or the Plan.

20. Entire Agreement; Governing Law. The Award Statement, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee’s interest except as provided in the Award Statement, the Plan or this Agreement or by means of a writing signed by the Company and the Employee. Nothing in the Award Statement, the Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Award Statement, the Plan and this Agreement are to be construed in accordance with and governed by the substantive laws of the Commonwealth of Virginia, U.S.A., without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the substantive laws of the Commonwealth of Virginia to the rights and duties of the parties. Unless otherwise provided in the Award Statement, the Plan or this Agreement, the Employee is deemed to submit to the exclusive jurisdiction of the Commonwealth of Virginia, U.S.A., and agrees that such litigation shall be conducted in the courts of Henrico County, Virginia, or the federal courts for the United States for the Eastern District of Virginia. This Agreement shall be interpreted and construed in a manner that avoids the imposition of taxes and other penalties under Section 409A of the Code, if applicable, including complying with Section 6(a)(vii) of the Plan in the event of a Change in Control. Notwithstanding the foregoing, under no circumstances shall any member of the Mondelēz Group be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Employee due to any failure to comply with Section 409A of the Code.

21. Miscellaneous. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board of Directors or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.

For the purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under the procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, the termination of employment on or after the date the Employee is age 55 or older with at least ten (10) or more years of active continuous employment with the Mondelēz Group.

Notwithstanding the above, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in the Employee’s jurisdiction that likely would result in the favorable Retirement treatment (as set forth in paragraph 2) that applies to the Deferred Stock Units being deemed unlawful and/or discriminatory, then the Company will not apply the favorable Retirement treatment at the time of termination and the Deferred Stock Units will be treated as they would under the rules that apply if the Employee’s employment is terminated for reasons other than Retirement, death or Disability.

22. Compliance With Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any Common Stock issuable upon settlement of the Deferred Stock Units prior to the completion of any registration or qualification of the shares of Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the Commission or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Employee understands that the Company is under no obligation to register or qualify the shares of Common Stock with the Commission or any state, provincial or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock. Further, the Employee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Employee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of shares of Common Stock.

23. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

24. Headings. Headings of paragraphs and sections used in this Agreement are for convenience only and are not part of this Agreement, and must not be used in construing it.

25. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Employee’s participation in the Plan, on the Deferred Stock Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

26. Insider Trading/Market Abuse Laws. The Employee acknowledges that the Employee is subject to insider trading and/or market abuse laws, which affect the Employee’s ability to acquire or sell shares of Common Stock under the Plan during such times as the Employee is considered to have “material nonpublic information” or “inside information” (as defined by the laws in the Employee’s country). The Employee also acknowledges that the Employee is subject to the Company’s insider trading policy, and the requirements of applicable laws may or may not be consistent with the terms of the Company’s insider trading policy. The Employee acknowledges that it is his or her responsibility to be informed of and compliant with any such laws, and is hereby advised to speak to his or her personal advisor on this matter.

27. Foreign Asset/Account Reporting Requirements. The Employee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Employee’s ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock acquired under the Plan) in a brokerage or bank account outside the Employee’s country. The Employee may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Employee also may be required to repatriate sale proceeds or other funds received as a result of the Employee’s participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. The Employee acknowledges that it is the Employee’s responsibility to be compliant with such regulations, and the Employee is advised to consult his or her personal legal advisor for any details.

28. Appendix. Notwithstanding any provisions in this Agreement, the Deferred Stock Units shall be subject to any special terms set forth in the Appendix to this Agreement for Employee’s country. Moreover, if Employee relocates to one of the countries included in the Appendix, the special terms for such country will apply to Employee, to the extent the Company determines that the application of such terms is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

29. Waiver. The Employee acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by the Employee or any other participant of the Plan.

30. Conformity to Securities Laws. The Employee acknowledges that the Award Statement, the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Award Statement, the Plan and this Agreement shall be administered, and the Grant is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Award Statement, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

***

The Employee acknowledges that the Employee has reviewed the Plan, the Award Statement and this Agreement (including any appendices hereto) in their entirety and fully understands their respective provisions. The Employee agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Award Statement or this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the Grant Date.

MONDELĒZ INTERNATIONAL, INC.

/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary

APPENDIX A

MONDELĒZ INTERNATIONAL, INC.

AMENDED AND RESTATED 2005 PERFORMANCE INCENTIVE PLAN

(Amended and Restated as of May 21, 2014)

ADDITIONAL TERMS AND CONDITIONS OF THE

GLOBAL DEFERRED STOCK UNIT AGREEMENT

TERMS AND CONDITIONS

This Appendix A includes additional terms and conditions that govern the Deferred Stock Units granted to the Employee under the Plan if he or she is in one of the countries listed below at the time of grant. Certain capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan and/or the Global Deferred Stock Unit Agreement (the “Agreement”).

NOTIFICATIONS

This Appendix A also includes information regarding exchange controls and certain other issues of which the Employee should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Employee not rely on the information in this Appendix A as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time the Employee vests in the Deferred Stock Units or sells shares of Common Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Employee’s particular situation, and the Company is not in a position to assure the Employee of a particular result. Accordingly, the Employee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Employee’s situation.

Finally, if the Employee is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment after the Deferred Stock Units are granted, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to the Employee, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to the Employee.

ALGERIA

TERMS AND CONDITIONS

Deferred Stock Units Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 7 of the Agreement), the grant of Deferred Stock Units does not provide any right for the Employee to receive shares of Common Stock upon the Vesting Date. Deferred Stock Units granted to Employees in Algeria shall be paid in cash in an amount equal to the value of the shares of Common Stock on the Vesting Date.

ARGENTINA

TERMS AND CONDITIONS

Restrictions and Covenants. Notwithstanding anything to the contrary in the Agreement, paragraph 9 of the Agreement will not apply to Argentinian Employees.

NOTIFICATIONS

Type of Offering. Neither the grant of Deferred Stock Units, nor the issuance of shares of Common Stock subject to the grant, constitutes a public offering. The offering of the Plan is a private placement and is not subject to the supervision of any Argentine governmental authority.

Exchange Control Information. If the Employee transfers proceeds from the sale of Common Stock or the receipt of any dividends paid on Common Stock into Argentina within 10 days of the sale or receipt (i.e., if the proceeds have not been held in a U.S. bank or brokerage account for at least 10 days prior to transfer), the Employee must deposit 30% of the sale proceeds into a non-interest bearing account in Argentina for 365 days. If the Employee has satisfied the 10 day holding obligation, the Argentine bank handling the transaction may request certain documentation in connection with the Employee’s request to transfer sale proceeds into Argentina, including evidence of the sale and proof of the source of funds used to purchase the shares of Common Stock. If the bank determines that the 10-day rule or any other rule or regulation promulgated by the Argentine Central Bank has not been satisfied, it will require that 30% of the transfer amount be placed in a non-interest bearing dollar denominated mandatory deposit account for a holding period of 365 days.

The Employee must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the vesting of Deferred Stock Units.

Foreign Asset/Account Reporting Information. The Employee must report holdings of any equity interest in a foreign company (e.g., shares of Common Stock acquired under the Plan) on his or her annual tax return each year.

AUSTRALIA

TERMS AND CONDITIONS

Australian Offer Document. The Employee’s right to participate in the Plan and receive the grant of Deferred Stock Units under the Plan is subject to the terms and conditions as stated in the offer document, the Plan and the Agreement.

No payment constituting breach of law in Australia. Notwithstanding anything else in the Plan or the Agreement, the Employee will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.

Retirement. The following provision replaces paragraph 2(b) of the Agreement:

(b) upon the Employee’s Retirement (as defined below in Section 21) six months or more after the Grant Date, or as otherwise determined by the Committee, and provided the Deferred Stock Units are not otherwise accounted for, or included in, the Employee’s severance or retirement arrangement with the Mondelēz Group and the Employee timely executes a general release and waiver of claims in a form and manner determined by the Company in its sole discretion, then the Deferred Stock Units will vest on a pro-rata basis. The proration amount will be a fraction, the numerator of which is the number of months (excluding the month of the Grant Date and including partial months thereafter, rounded up to the next whole month) the Employee was actively employed by the Mondelēz Group during the vesting period and the denominator of which is the total number of months in the vesting period. For the sake of clarity, the Board of Directors or the Committee, in their sole discretion, may amend or eliminate the provisions of this paragraph, as they determine is necessary or advisable to comply with applicable employment laws of the country where the Employee resides.

AUSTRIA

NOTIFICATIONS

Exchange Control Information. If the Employee holds shares of Common Stock acquired under the Plan outside Austria, the Employee must submit a report to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the shares as of any given quarter meets or exceeds €30,000,000; the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter and (ii) on an annual basis if the value of the shares as of December 31 meets or exceeds €5,000,000; the deadline for filing the annual report is January 31 of the following year.

When the Employee sells shares of Common Stock acquired under the Plan, the Employee may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside Austria. If the transaction volume of all accounts abroad exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month.

BAHRAIN

There are no country specific provisions.

BELGIUM

NOTIFICATIONS

Foreign Asset/Account Reporting Information. The Employee is required to report any taxable income attributable to the grant of Deferred Stock Units on his or her annual tax return. In a separate report, Belgium residents are also required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption. The Employee should consult a personal tax advisor with respect to the applicable reporting obligations.

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. By accepting the Deferred Stock Units, the Employee acknowledges that he or she agrees to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the vesting of the Deferred Stock Units, the receipt of any dividends and the sale of shares of Common Stock acquired under the Plan.

Labor Law Acknowledgment. The Employee agrees, for all legal purposes, (i) the benefits provided under the Agreement and the Plan are the result of commercial transactions unrelated to the Employee’s employment; (ii) the Agreement and the Plan are not a part of the terms and conditions of the Employee’s employment; and (iii) the income from the shares of Common Stock associated with the Deferred Stock Units, if any, is not part of the Employee’s remuneration from employment.

NOTIFICATIONS

Exchange Control Information. If the Employee holds assets and rights outside Brazil with an aggregate value exceeding US$100,000, he or she will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights, including: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including shares of Common Stock acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside Brazil valued at less than US$100,000 are not required to submit a declaration. Please note that the US$100,000 threshold may be changed annually.

Tax on Financial Transaction (IOF). Repatriation of funds (e.g., sale proceeds) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is the Employee’s responsibility to comply with any applicable Tax on Financial Transactions arising from his or her participation in the Plan. The Employee should consult with his or her personal tax advisor for additional details.

BULGARIA

NOTIFICATIONS

Exchange Control Information. If the Employee receives a payment related to the Plan in excess of BGN100,000, he or she will need to complete a standard form statistical declaration and provide it to the bank involved in the money transfer. The Employee should check with his or her local bank on the requirements for the information or documents that have to be provided.

CANADA

TERMS AND CONDITIONS

Form of Settlement. Deferred Stock Units granted to employees resident in Canada shall be paid in shares of Common Stock only.

Termination of Employment. The following provision supplements paragraph 2 of the Agreement:

The Employee’s employment with the Mondelēz Group shall be deemed to be terminated and vesting of the Deferred Stock Units will terminate effective as of the date that is the earliest of: (1) the date the Employee’s employment with the Mondelēz Group is terminated, (2) the date the Employee receives notice of termination of employment from the Mondelēz Group, or (3) the date the Employee is no longer actively employed or rendering services to the Mondelēz Group; regardless of the reason for such termination and whether or not later found to be invalid or in breach of any applicable law, including Canadian provincial employment law (including but not limited to statutory law, regulatory law and/or common law) or the terms of the Employee’s employment or service agreement, if any. The Committee shall have the exclusive discretion to determine when the Employee is no longer actively employed or providing services and the termination date for purposes of the Agreement.

The following provisions apply for Employees resident in Quebec:

Data Privacy Notice and Consent. The following provision supplements paragraph 14 of the Agreement:

The Employee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Employee further authorizes the Mondelēz Group and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Employee further authorizes the Mondelēz Group to record such information and to keep such information in his or her employee file.

Language Consent. The parties acknowledge that it is their express wish that the Agreement, including this Appendix A, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

NOTIFICATIONS

Securities Law Information. The Employee is permitted to sell shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of shares takes place outside Canada through the facilities of a stock exchange on which the shares are listed (i.e., the NASDAQ Global Select Market).

Foreign Asset/Account Reporting Information. The Employee is required to report any foreign property (including shares of Common Stock) annually on Form T1135 (Foreign Income Verification Statement) if the total value of the Employee’s foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30th of the following year. Foreign property includes shares of Common Stock acquired under the Plan and may include the Deferred Stock Units. The Deferred Stock Units must be reported—generally at a nil cost—if the $100,000 cost threshold is exceeded because of other foreign property the Employee holds. If shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ ACB” ) of the shares of Common Stock. The ACB would normally equal the fair market value of the shares of Common Stock at vesting for Deferred Stock Units, but if the Employee owns other shares of Common Stock, this ACB may have to be averaged with the ACB of the other shares of Common Stock. It is the Employee’s responsibility to comply with applicable reporting obligations.

CHINA

TERMS AND CONDITIONS

The following provisions apply to Employees who are People’s Republic of China nationals working in China, as well as to any individuals who are otherwise subject to applicable exchange controls, as determined by the Company:

Settlement of Deferred Stock Units and Sale of Shares. Due to legal restrictions in China, upon the vesting of Deferred Stock Units, the Employee acknowledges that the Deferred Stock Units may be paid to the Employee in cash rather than shares of Common Stock. If shares of Common Stock are issued upon vesting of the Deferred Stock Units, in the Company’s sole discretion, the shares may be required to be immediately sold. Thus, as a condition of the grant of the Deferred Stock Units, the Employee agrees to the immediate sale of any shares of Common Stock issued to Employee upon vesting and settlement of the Deferred Stock Units. The Employee further agrees that the Company is authorized to instruct its designated broker to assist with any mandatory sale of such shares of Common Stock (on the Employee’s behalf pursuant to this authorization) and the Employee expressly authorizes the Company’s designated broker to complete the sale of such shares. Upon any such sale of the shares, the proceeds, less any Tax-Related Items and broker’s fees or commissions, will be remitted to the Employee in accordance with any applicable exchange control laws and regulations. The Employee acknowledges that he/she is not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Appendix.

Exchange Control Restrictions. The Employee understands and agrees that, due to exchange control laws in China, he or she will be required to immediately repatriate to China the sale of shares of Common Stock acquired from the Deferred Stock Units and any dividend equivalents paid to the Employee in cash. The Employee further understands that, under local law, such repatriation of the cash proceeds will be effected through a special exchange control account established by a member of the Mondelēz Group and the Employee hereby consents and agrees that the proceeds from the sale of shares of Common Stock acquired from the Deferred Stock Units and any dividend equivalents paid to the Employee in cash will be transferred to such special account prior to being delivered to him or her. The proceeds may be paid in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Employee acknowledges that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be delivered to this account. If the proceeds are converted to local currency, the Employee acknowledges that the Mondelēz Group is under no obligation to secure any currency conversion rate and may face delays in converting the proceeds to local currency due to exchange control restrictions in China. The Employee agrees to bear any currency fluctuation risk between the date the shares of Common Stock acquired from the Deferred Stock Units are sold and any dividend equivalents are paid and the time that (i) the Tax-Related Items are converted to local currency and remitted to the tax authorities and (ii) net proceeds are converted to local currency and distributed to the Employee. The Employee acknowledges that the Mondelēz Group will not be held liable for any delay in delivering the proceeds to the Employee. The Employee agrees to sign any agreements, forms and/or consents that may be requested by the Company or the Company’s designated broker to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds.

The Employee further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China. For Deferred Stock Units, these additional requirements may include, but are not limited to, a requirement to maintain any shares of Common Stock acquired from the Deferred Stock Units in an account with a Company-designated broker and/or to sell any shares of Common Stock that the Employee receives upon vesting of the Deferred Stock Units (as explained above) or upon termination of the Employee’s service with the Mondelēz Group.

Foreign Asset/Account Reporting Information. Chinese residents may be required to report to the SAFE all details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-Chinese residents.

COLOMBIA

TERMS AND CONDITIONS

Labor Law Acknowledgement. The following provision supplements the acknowledgments contained in paragraph 12 of the Agreement:

The Employee acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of the Employee’s “salary” for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.

NOTIFICATIONS

Securities Law Information. The shares of Common Stock are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.

Exchange Control Information. Investments in assets located outside Colombia (including shares of the Company’s Common Stock) are subject to registration with the Central Bank (Banco de la República) if the aggregate value of the investments is US$500,000 or more (as of December 31 of the applicable calendar year). Further, upon the sale of shares that the Employee has registered with the Central Bank, the Employee must cancel the registration by March 31 of the following year. The Employee may be subject to fines for failing to cancel the registration.

If funds are remitted from Colombia through an authorized local financial institution, the authorized financial institution will automatically register the investment.

COSTA RICA

There are no country specific provisions.

CZECH REPUBLIC

TERMS AND CONDITIONS

Miscellaneous. The following provision replaces paragraph 21 of the Agreement:

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board of Directors or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.

For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).

NOTIFICATIONS

Exchange Control Information. The Czech National bank may require the Employee to fulfill certain notification duties in relation to the acquisition of Common Stock and the opening and maintenance of a foreign account. In addition, the Employee may need to report the following even in the absence of a request from the Czech National bank: foreign direct investments with a value of CZK 2,500,000 or more in the aggregate or other foreign financial assets with a value of CZK 200,000,000 or more. Because exchange control regulations change frequently and without notice, the Employee should consult his or her personal legal advisor prior to the vesting of Deferred Stock Units, sale of Common Stock and before opening any foreign accounts in connection with the Plan to ensure compliance with current regulations. It is the Employee’s responsibility to comply with any applicable Czech exchange control laws.

DENMARK

NOTIFICATIONS

Exchange Control Information. If the Employee establishes an account holding shares or an account holding cash outside Denmark, he or she must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (These obligations are separate from and in addition to the obligations described below.)

Securities/Foreign Asset/Account Reporting Information. If the Employee holds shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, he or she is required to inform the Danish Tax Administration about the account. For this purpose, the Employee must file a Form V (Erklaering V) with the Danish Tax Administration. Both the Employee and the broker or bank must sign the Form V. By signing the Form V, the broker or bank undertakes an obligation, without further request each year and not later than on February 1 of the year following the calendar year to which the information relates, to forward information to the Danish Tax Administration concerning the shares of Common Stock in the account. In the event that the applicable broker or bank with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Employee acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage account and shares of Common Stock deposited therein to the Danish Tax Administration as part of his or her annual income tax return. By signing the Form V, the Employee authorizes the Danish Tax Administration to examine the account.

In addition, if the Employee opens a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, he or she is also required to inform the Danish Tax Administration about this account. To do so, the Employee must file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by the Employee and by the applicable broker or bank where the account is held, unless an exemption from the broker/bank signature requirement is granted by the Danish Tax Administration. It is possible to seek the exemption on the Form K, which the Employee can do at the time he or she submits the Form K. By signing the Form K, the broker or bank undertakes an obligation, without further request each year and not later than on February 1 of the year following the calendar year to which the information relates, to forward information to the Danish Tax Administration concerning the content of the deposit account. In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Employee acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of the Employee’s annual income tax return. By signing the Form K, the Employee authorizes the Danish Tax Administration to examine the account.

ECUADOR

There are no country specific provisions.

EGYPT

NOTIFICATIONS

Exchange Control Information. If the Employee transfers funds into or out of Egypt in connection with the Deferred Stock Units, the Employee is required to transfer the funds through a registered bank in Egypt.

FINLAND

There are no country specific provisions.

FRANCE

TERMS AND CONDITIONS

Consent to Receive Information in English. By accepting the Grant, the Employee confirms having read and understood the Plan and Agreement, including all terms and conditions included therein, which were provided in the English language. The Employee accepts the terms of those documents accordingly.

En acceptant cette attribution, le Employé confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Employé accepte les dispositions de ces documents en connaissance de cause.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. If the Employee holds shares of Common Stock outside France or maintains a foreign bank account, he or she is required to report such to the French tax authorities when filing his or her annual tax return. Failure to comply could trigger significant penalties. Further, French residents with foreign account balances exceeding €1,000,000 may have additional monthly reporting obligations.

GERMANY

TERMS AND CONDITIONS

Miscellaneous. The following provision replaces paragraph 21 of the Agreement:

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board of Directors or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.

For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).

NOTIFICATIONS

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. In case of payments in connection with securities (including proceeds realized upon the sale of shares of Common Stock), the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Employee is responsible for satisfying the reporting obligation.

GHANA

NOTIFICATIONS

Exchange Control Information. Foreign exchange transfers out of Ghana are limited to US$10,000 annually. The Employee should consult his or her legal advisor to ensure compliance with current regulations. It is the Employee’s responsibility to comply with Ghana exchange control laws.

GREECE

There are no country specific provisions.

HONDURAS

There are no country specific provisions.

HONG KONG

TERMS AND CONDITIONS

Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Employee is advised to exercise caution in relation to the offer. If the Employee is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, the Employee should obtain independent professional advice. The Deferred Stock Units and any shares of Common Stock issued pursuant to the grant do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Mondelēz Group. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Deferred Stock Units and any related documentation are intended only for the personal use of each eligible employee of the Mondelēz Group and may not be distributed to any other person.

Form of Settlement. Deferred Stock Units granted to employees resident in Hong Kong shall be paid in shares of Common Stock only.

Sale of Shares. Shares of common Stock received under the Plan are accepted as a personal investment. In the event the Deferred Stock Units vest and shares of Common Stock are issued to the Employee within six months of the Grant Date, the Employee agrees that he or she will not dispose of the shares of Common Stock acquired prior to the six-month anniversary of the Grant Date.

HUNGARY

There are no country specific provisions.

INDIA

TERMS AND CONDITIONS

Exchange Control Restrictions. The Employee must repatriate any cash dividends paid on shares of Common Stock within one-hundred eighty (180) days and all proceeds received from the sale of shares of Common Stock to India within ninety (90) days of receipt. The Employee must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is the Employee’s responsibility to comply with applicable exchange control laws in India.

Foreign Asset/Account Reporting Information. The Employee is required to declare foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside India) in his or her annual tax return. It is the Employee’s responsibility to comply with this reporting obligation and the Employee should consult with his or her personal tax advisor in this regard.

INDONESIA

NOTIFICATIONS

Exchange Control Information. Indonesian residents must provide the Indonesian central bank, Bank Indonesia, with information on foreign exchange activities on an online monthly report no later than the fifteenth day of the following month.

In addition, if the Employee remits funds into or out of Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to the Bank Indonesia for statistical reporting purposes. Although the bank through which the transaction is made is required to make the report, the Employee must complete a “Transfer Report Form.”

IRELAND

TERMS AND CONDITIONS

Miscellaneous. The following provision replaces paragraph 21 of the Agreement:

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board of Directors or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.

For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).

NOTIFICATIONS

Director Notification Requirement. If the Employee is a director, shadow director or secretary of an Irish subsidiary or affiliate whose interest in the Company represents more than 1% of the Company’s voting share capital, the Employee is subject to certain notification requirements under the Irish Companies Act. In this case, he or she must notify the Irish subsidiary or affiliate in writing within five business days of receiving or disposing of an interest in the Company (e.g., Deferred Stock Units, shares of Common Stock, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement, or within five business days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or minor children (whose interests will be attributed to the director, shadow director or secretary).

ITALY

TERMS AND CONDITIONS

Data Privacy Notice. The following provision replaces in its entirety paragraph 14 of the Agreement:

The Employee understands that the Mondelēz Group may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Mondelēz Group, details of all Deferred Stock Units or other entitlement to shares of Common Stock granted, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

The Employee also understands that providing the Company with Data is necessary for the performance of the Plan and that the Employee’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Employee’s ability to participate in the Plan. The Controller of personal data processing is Mondelēz International, Inc., with registered offices at Three Parkway North, Deerfield, Illinois 60015, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is, Mondelēz Italia S.r.L. Via Nizzoli, 3, Milano, Italy 20147.

The Employee understands that Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. The Employee understands that Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, KPMG LLP or such other public accounting firm that may be engaged by the Company in the future. The Employee understands that Data may also be transferred to the Company’s stock plan service provider, UBS Financial Services, Inc., or such other administrator that may be engaged by the Company in the future. The Employee further understands that the Mondelēz Group will transfer Data among themselves as necessary for the purpose of implementing, administering and managing the Employee’s participation in the Plan, and that the Mondelēz Group may further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom the Employee may elect to deposit any shares of Common Stock acquired at vesting of the Deferred Stock Units. Such recipients may receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Employee’s participation in the Plan. The Employee understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

The Employee understands that Data-processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Employee’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. The

Employee understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Employee has the right to, including but not limited to, access, delete, update, correct or terminate, for legitimate reason, the Data processing. Furthermore, the Employee is aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Employee’s local human resources representative.

Plan Document Acknowledgment. In accepting the grant of Deferred Stock Units, the Employee acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix A, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix A.

The Employee further acknowledges that he or she has read and specifically and expressly approves the following paragraphs of the Global Deferred Stock Unit Agreement: paragraph 1 on Restrictions; paragraph 2 on Termination of Employment Before Vesting Date; paragraph 4 on Transfer Restrictions; paragraph 5 on Withholding Taxes; paragraph 6 on Death of Employee; paragraph 7 on Payment of Deferred Stock Units; paragraph 12 on Grant Confers No Rights to Continued Employment; paragraph 13 on the Nature of the Grant; paragraph 16 on Electronic Delivery and Acceptance; paragraph 17 on Language; paragraph 20 on Entire Agreement;Governing Law; paragraph 21 on Miscellaneous; paragraph 22 on Compliance With Law; paragraph 25 on Imposition of Other Requirements; paragraph 26 on Insider Trading/Market Abuse Laws; paragraph 28 on Waiver; and the Data Privacy Notice included in this Appendix A.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. Italian residents who, during the fiscal year, hold investments abroad or foreign financial assets (e.g., cash, shares of Common Stock, Deferred Stock Units) which may generate income taxable in Italy are required to report such on their annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due. The same reporting obligations apply to Italian residents who, even if they do not directly hold investments abroad or foreign financial assets (e.g., cash, shares of Common Stock, Deferred Stock Units), are beneficial owners of the investment pursuant to Italian money laundering provisions.

Foreign Financial Assets Tax. The fair market value of any shares of Common Stock held outside Italy is subject to a foreign assets tax. The fair market value is considered to be the value of the shares on the NASDAQ Global Select Market on December 31 of each year or on the last day the Employee held the shares (in such case, or when the shares of Common Stock are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year). The Employee should consult with his or her personal tax advisor about the foreign financial assets tax.

JAPAN

NOTIFICATIONS

Exchange Control Information. If the Employee acquires shares of Common Stock valued at more than ¥100,000,000 in a single transaction, the Employee must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the shares.

Foreign Asset/Account Reporting Information. The Employee will be required to report details of any assets held outside Japan as of December 31st (including any shares of Common Stock acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th each year. The Employee should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Employee and whether the Employee will be required to include details of any outstanding Deferred Stock Units, shares of Common Stock or cash held by the Employee in the report.

KENYA

There are no country-specific provisions.

LEBANON

Securities Law Information. The Plan does not constitute the marketing or offering of securities in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offerings under the Plan are being made only to eligible employees of the Mondelēz Group.

LITHUANIA

There are no country specific provisions.

MALAYSIA

TERMS AND CONDITIONS

Data Privacy Notice. The following provision replaces in its entirety paragraph 14 of the Agreement:

The Employee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Employee’s personal data as described in this Agreement and any other Deferred Stock Unit grant materials (“Data”) by and among, as applicable, the Employer and the Mondelēz Group for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan. The Data is supplied by the Employer and also by the Employee through information collected in connection with the Agreement and the Plan.

The Employee understands that the Company and the Employer may hold certain personal information about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Deferred Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

Pekerja dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Pekerja seperti yang diterangkan dalam Perjanjian ini serta mana-mana bahan-bahan geran Unit Saham Tertunda (“Data”) oleh dan di antara, seperti mana yang terpakai, Majikan serta Kumpulan Mondelez untuk tujuan ekslusif bagi melaksanakan, mentadbir dan menguruskan penyertaan Pekerja dalam Pelan. Data telah dibekalkan oleh pihak Majikan dan juga oleh Pekerja melalui informasi yang telah dikumpul berkaitan dengan Perjanjian dan Pelan.

Pekerja memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu tentang Pekerja, termasuk, tetapi tidak terhad kepada, nama Pekerja, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam Saham atau jawatan pengarah yang dipegang dalam Syarikat, maklumat berkaitan semua Unit Saham Tertunda atau apa-apa kelayakan lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Pekerja, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut.

The Employee understands that Data will be transferred to UBS Financial Services, Inc. (“UBS”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Employee understands that Data may also be transferred to the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, or such other public accounting firm that may be engaged by the Company in the future. The Employee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Employee’s country. The Employee understands that the Employee may request a list with the names and addresses of any potential recipients of the Data by contacting the Employee’s local human resources representative at Mondelez Sales Sdn Bhd, Level 9, 1 First Avenue, 2A, Dataran Bandar Utama, Bandar Utama Damasara, 47800 Petaling Jaya, Selangor, Malaysia. The Employee authorizes the Company, UBS and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Employee’s participation in the Plan. The Employee understands that Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan. The Employee understands that the Employee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Employee’s local human resources representative. Further, the Employee understands that he or she is providing the consents herein on a purely voluntary basis. If the Employee does not consent, or if the Employee later seeks to revoke his or her

Pekerja memahami bahawa Data tersebut akan dipindahkan ke UBS Financial Services, Inc. (“UBS”) atau pembekal perkhidmatan pelan saham lain yang mungkin dipilih oleh Syarikat pada masa hadapan, yang membantu Syarikat melaksanakan, mentadbir dan menguruskan Pelan tersebut. Pekerja memahami bahawa Data juga mungkin dipindahkan kepada firma akauntansi awam berdaftar bebas Syarikat, PricewaterhouseCoopers LLP, atau firma akauntansi awam lain yang mungkin digunakan oleh Syarikat pada masa hadapan. Pekerja turut memahami bahawa penerima Data mungkin berada di Amerika Syarikat atau negara lain dan negara asal penerima Data (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang data peribadi serta perlindungan yang berbeza daripada negara asal Pekerja. Pekerja memahami bahawa Pekerja boleh meminta satu senarai yang mengandungi nama dan alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Pekerja di Mondelez Sales Sdn Bhd, Level 9, 1 First Avenue, 2A, Dataran Bandar Utama, Bandar Utama Damasara, 47800 Petaling Jaya, Selangor, Malaysia.

Pekerjadengan ini membenarkan Syarikat, UBS dan mana-mana pihak yang mungkin menerima Data yang mungkin membantu pihak Syarikat (sekarang atau pada masa hadapan) dengan melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, mempunya, mengguna, menyimpan serta memindah Data tersebut, dalam bentuk elektronik atau lain-lain, bagi tujuan tunggal untuk melaksana, mentadbir dan mengurus penyertaan Pekerja dalam Pelan. Pekerja memahami bahawa Data hanya akan disimpan untuk tempoh yang diperlukan untuk melaksana, mentadbir, dan mengurus penyertaan Pekerja dalam Pelan. Pekerja memahami bahawa Pekerja boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik

consent, his or her employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing the Employee’s consent is that the Company would not be able to grant the Employee Deferred Stock Units or other equity awards or administer or maintain such awards. The Employee also understands that the Company has no obligation to substitute other forms of awards or compensation in lieu of the Deferred Stock Units as a consequence of the Employee’s refusal or withdrawal of his or her consent. Therefore, the Employee understands that refusing or withdrawing his or her consent may affect the Employee’s ability to participate in the Plan. For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that he or she may contact his or her local human resources representative.	persetujuan dalam ini, dalam mana-mana kes tanpa sebarang kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya. Selanjutnya, Pekerja memahami bahawa Pekerja memberikan persetujuan di sini secara sukarela. Jikalau, Pekerja tidak bersetuju, atau sekiranaya Pekerja kemudiannya membatalkan persetujuannya, status pekerjaan atau perkhidmatan dan kerjaya Pekerja dengan Majikan tidak akan terjejas; satu-satunya akibat jika Pekerja tidak bersetuju atau menarik balik persetujuan Pekerja adalah bahawa Syarikat tidak akan dapat memberikan kepada Pekerja opsyen atau anugerah-anugerah ekuiti yang lain atau mentadbir atau mengekalkan anugerah tersebut. Pekerja turut memahami bahawa pihak Syarikat tidak mempunyai sebarang kewajiban untuk menggantikan bentuk anugerah yang lain atau memberikan sebarang bentuk kompensasi sebagai pengganti opsyen disebabkan keengganan atau penarikan balik persetujuan Pekerja. Oleh kerana itu, Pekerja memahami bahawa keengganan atau penarikan balik persetujuan Pekerja boleh menjejaskan keupayaan Pekerja untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan Pekerja untuk memberikan keizinan atau penarikan balik keizinan, Pekerja memahami bahawa Pekerja boleh menghubungi wakil sumber manusia tempatannya.

NOTIFICATIONS

Director Notification Obligation. If the Employee is a director of the Company’s Malaysian subsidiary or affiliate, the Employee is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian subsidiary or affiliate in writing when the Employee receives or disposes of an interest (e.g., Deferred Stock Units or shares of Common Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

MEXICO

TERMS AND CONDITIONS

Labor Law Policy and Acknowledgment. In accepting the grant of the Deferred Stock Units, the Employee expressly recognizes that Mondelēz International, Inc., with registered offices at Three Parkway North, Deerfield, Illinois 60015, U.S.A., is solely responsible for the administration of the Plan and that the Employee’s participation in the Plan and acquisition of shares of Common Stock do not constitute an employment relationship between the Employee and Mondelēz International, Inc. since the Employee is participating in the Plan on a wholly commercial basis and his or her sole Employer is

Mondelez Mexico S. de R.L. de C.V., located at H. Congreso de la Union 5840, Colonia Tres Estrellas, Mexico City, CP 07820 Mexico. Based on the foregoing, the Employee expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Employee and the Employer, Mondelez Mexico S. de R.L. de C.V., and do not form part of the employment conditions and/or benefits provided by Mondelez Mexico S. de R.L. de C.V., and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Employee’s employment.

The Employee further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Mondelēz International, Inc.; therefore, Mondelēz International, Inc. reserves the absolute right to amend and/or discontinue the Employee’s participation at any time without any liability to the Employee.

Finally, the Employee hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against Mondelēz International, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Employee therefore grants a full and broad release to Mondelēz International, Inc., its affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

TÉRMINOS Y CONDICIONES

Política Laboral y Reconocimiento/Aceptación. Al aceptar el otorgamiento de las Acciones Diferidas, el Empleado expresamente reconoce que Mondelēz International, Inc., con domicilio registrado ubicado en Three Parkway North, Deerfield, Illinois 60015, U.S.A., es la única responsable por la administración del Plan y que la participación del Empleado en el Plan y en su caso la adquisición de Acciones no constituyen ni podrán interpretarse como una relación de trabajo entre el Empleado y Mondelēz International, Inc., ya que el Empleado participa en el Plan en un marco totalmente comercial y su único Patrón lo es Mondelez Mexico S. de R.L. de C.V. con domicilio en H. Congreso de la Union 5840, Colonia Tres Estrellas, Mexico, D.F. 07820 Mexico. Derivado de lo anterior, el Empleado expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Empleado y el Patrón, Mondelez Mexico S. de R.L. de C.V. y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por Mondelez Mexico S. de R.L. de C.V. y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Empleado.

Asimismo, el Empleado reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de Mondelēz International, Inc.; por lo tanto, Mondelēz International, Inc. se reserva el absoluto derecho de modificar y/o terminar la participación del Empleado en cualquier momento y sin responsabilidad alguna frente el Empleado.

Finalmente, el Empleado por este medio declara que no se reserve derecho o acción alguna que ejercitar en contra de Mondelēz International, Inc. por cualquier compensación o daño en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Empleado otorga el más amplio finiquito que en derecho proceda a Mondelēz International, Inc., sus afiliadas, subsidiarias, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales en relación con cualquier demanda que pudiera surgir.

MOROCCO

TERMS AND CONDITIONS

Deferred Stock Units Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 7 of the Agreement), the grant of Deferred Stock Units does not provide any right for the Employee to receive shares of Common Stock upon the Vesting Date. Deferred Stock Units granted to Employees in Morocco shall be paid in cash in an amount equal to the value of the shares of Common Stock on the Vesting Date.

NETHERLANDS

TERMS AND CONDITIONS

Miscellaneous. The following provision replaces paragraph 21 of the Agreement:

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board of Directors or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.

For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).

NEW ZEALAND

There are no country specific provisions.

NIGERIA

There are no country specific provisions.

NORWAY

There are no country specific provisions.

PAKISTAN

NOTIFICATIONS

Exchange Control Information. The Employee is required immediately to repatriate to Pakistan the proceeds from the sale of any Common Stock acquired from participation in Plan, including the proceeds from the sale of Common Stock acquired upon vesting of the Deferred Stock Units. The proceeds must be converted into local currency and the receipt of proceeds must be reported to the State Bank of Pakistan (the “SBP”) by filing a “Proceeds Realization Certificate” issued by the bank converting the proceeds with the SBP. The repatriated amounts cannot be credited to a foreign currency account. The Employee should consult his or her personal advisor prior to repatriation of the sale proceeds to ensure compliance with applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. The Employee is responsible for ensuring compliance with all exchange control laws in Pakistan.

PERU

TERMS AND CONDITIONS

Labor Law Acknowledgement. The following provision supplements the acknowledgment contained in paragraph 12 of the Agreement:

By accepting the Deferred Stock Units, the Employee acknowledges, understands and agrees that the Deferred Stock Units are being granted ex gratia to the Employee with the purpose of rewarding him or her.

NOTIFICATIONS

Securities Law Information. The grant of Deferred Stock Units is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning this offer, please refer to the Plan, the Agreement and any other grant documents made available to you by the Company. For more information regarding the Company, please refer to the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at www.sec.gov.

PHILIPPINES

NOTIFICATIONS

Securities Law Information. The Employee is permitted to dispose or sell shares of Common Stock acquired under the Plan, provided the offer and resale of the Common Stock takes place outside the Philippines through the facilities of a stock exchange on which the Common Stock is listed. The Common Stock is currently listed on the NASDAQ Global Select Market in the United States of America. If the Company determines that the issuance of shares of Common Stock does not comply with all applicable laws at the time the Deferred Stock Units vest, the Deferred Stock Units will be settled in cash, and no Shares will be issued to the Employee.

POLAND

NOTIFICATIONS

Exchange Control Information. Polish residents holding foreign securities (including shares of Common Stock) abroad must report information to the National Bank of Poland on transactions and balances of the securities deposited in such accounts if the value of such transactions or balances (calculated individually or together with other assets or liabilities held abroad) exceeds PLN 7,000,000. If required, the reports are due on a quarterly basis. Polish residents are also required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000). Further, upon the request of a Polish bank, Polish residents are required to inform the bank about all foreign exchange transactions performed through such bank. In addition, Polish residents are required to store documents connected with any foreign exchange transaction for a period of five years from the date the transaction occurred.

PORTUGAL

TERMS AND CONDITIONS

Language Consent. The Employee hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.

Conhecimento da Lingua. O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (“Agreement” em inglês).

NOTIFICATIONS

Exchange Control Information. If the Employee acquires shares of Common Stock under the Plan and does not hold the shares of Common Stock with a Portuguese financial intermediary, he or she may need to file a report with the Portuguese Central Bank. If the shares of Common Stock are held by a Portuguese financial intermediary, it will file the report for the Employee.

PUERTO RICO

There are no country specific provisions.

ROMANIA

NOTIFICATIONS

Exchange Control Information. If the Employee deposits proceeds from the sale of Common Stock in a bank account in Romania, the Employee may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. The Employee should consult with a personal legal advisor to determine whether the Employee will be required to submit such documentation to the Romanian bank.

RUSSIA

TERMS AND CONDITIONS

U.S. Transaction. The Employee understands that acceptance of the grant of Deferred Stock Units results in a contract between the Employee and the Company completed in the United States and that the Agreement is governed by the laws of the Commonwealth of Virginia, without regard to choice of law principles thereof. Any Common Stock to be issued upon vesting of the Deferred Stock Units shall be delivered to the Employee through a brokerage account in the U.S. The Employee may hold the Common Stock in his or her brokerage account in the U.S.; however, in no event will Common Stock issued to the Employee under the Plan be delivered to the Employee in Russia. The Employee is not permitted to sell the Common Stock directly to other Russian legal entities or individuals.

Settlement of Deferred Stock Units and Sale of Shares. Notwithstanding anything to the contrary in the Agreement, depending on the development of local regulatory requirements, the Employee acknowledges that the Deferred Stock Units may be paid to the Employee in cash rather than shares of Common Stock. If shares of Common Stock are issued upon vesting of the Deferred Stock Units, in the Company’s sole discretion, the shares may be required to be immediately sold. The Employee further agrees that the Company is authorized to instruct its designated broker to assist with any mandatory sale of such shares of Common Stock (on the Employee’s behalf pursuant to this authorization) and the Employee expressly authorizes the Company’s designated broker to complete the sale of such shares. Upon any such sale of the shares, the proceeds, less any Tax-Related Items and broker’s fees or commissions, will be remitted to the Employee in accordance with any applicable exchange control laws and regulations.

Securities Law Information. The Employee acknowledges that the Agreement, the grant of Deferred Stock Units, the Plan and all other materials the Employee may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia and therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

Data Privacy. The following provision supplements paragraph 14 of the Agreement:

The Employee understands and agrees that he or she must complete and return a Consent to Processing of Personal Data (the “Consent”) form to the Company. Further, the Employee understands and agrees that if the Employee does not complete and return a Consent form to the Company, the Company will not be able to grant Deferred Stock Units to the Employee or other Grants or administer or maintain such Grants. Finally, the Employee understands that the Company has no obligation to substitute other forms of Grants or compensation in lieu of the Deferred Stock Units if the Employee fails to complete and return the Consent. Therefore, the Employee understands that refusing to complete a Consent form or withdrawing his or her consent may affect the Employee’s ability to participate in the Plan.

NOTIFICATIONS

Exchange Control Information. Within a reasonably short time after the sale of shares of Common Stock acquired under the Plan, the cash proceeds must be initially credited to the Employee through a foreign currency account at an authorized bank in Russia. After the proceeds are initially received in Russia, they may be further remitted to foreign banks subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) the Russian tax authorities must be given notice about the opening/closing of each foreign account within one month of the account opening/closing. The Employee is strongly advised to contact his or her personal advisor before any Deferred Stock Units vest or shares of Common Stock are sold, as significant penalties may apply in the case of non-compliance with exchange control requirements, and because such exchange control requirements may change.

Labor Law Information. If the Employee continues to hold shares of Common Stock acquired at vesting of Deferred Stock Units after an involuntary termination of employment, the Employee will not be eligible to receive unemployment benefits in Russia.

SAUDI ARABIA

TERMS AND CONDITIONS

Deferred Stock Units Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 7 of the Agreement), the grant of Deferred Stock Units does not provide any right for the Employee to receive shares of Common Stock upon the Vesting Date. Deferred Stock Units granted to Employees in Saudi Arabia shall be paid in cash in an amount equal to the value of the shares of Common Stock on the Vesting Date less any Tax-Related Items.

SERBIA

NOTIFICATIONS

Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions, the Employee is permitted to acquire shares of Common Stock under the Plan, but a report may need to be made of the acquisition of such Common Stock, the value of the shares of Common Stock at vesting of the Deferred Stock Units and, on a quarterly basis, any changes in the value of the shares. An exemption from this reporting obligation may apply for Deferred Stock Units on the basis that the shares are acquired for no consideration. Because the exchange control regulations in Serbia may change without notice, the Employee should consult with his or her personal advisor with respect to all applicable reporting obligations.

SINGAPORE

TERMS AND CONDITIONS

Transfer Restrictions. The Employee understands that if he or she acquires shares of Common Stock under the Plan, the shares are subject to a six-month holding period during which time the Employee may not sell any shares of Common Stock acquired under the Plan unless such shares have been previously issued, are listed for quotation or quoted on the Singapore Exchange Securities Trading Limited (“SGX-ST”) and are traded on the SGX-ST.

NOTIFICATIONS

Securities Law Information. The grant of Deferred Stock Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made to the Employee with a view to the Deferred Stock Units being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Employee should note that the Deferred Stock Units are subject to section 257 of the SFA and the Employee will not be able to make any subsequent sale of the shares of Common Stock in Singapore, or any offer of such subsequent sale of the shares of Common Stock subject to the Grants in Singapore, unless such sale or offer in is made (i) after six months from the Grant Date or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer and Director Notification Requirement. The chief executive officer (“CEO”), directors, associate directors and shadow directors of a Singapore subsidiary or affiliate are subject to certain notification requirements under the Singapore Companies Act. The CEO, directors, associate directors and shadow directors must notify the Singapore subsidiary or affiliate in writing of an interest (e.g., Deferred Stock Units, shares of Common Stock, etc.) in the Company or any related companies within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the shares of Common Stock are sold), or (iii) becoming the CEO or a director, associate director or shadow director.

SLOVAK REPUBLIC

There are no country specific provisions.

SLOVENIA

NOTIFICATIONS

Foreign Asset/Account Reporting Information. Slovenian residents may be required to report the opening of bank and/or brokerage accounts to tax authorities within 15 days of opening such account. The Employee should consult with his or her personal tax advisor to determine whether this requirement will be applicable to any accounts opened in connection with the Employee’s participation in the Plan (e.g., the Employee’s brokerage account with the Company’s designated broker).

SOUTH AFRICA

TERMS AND CONDITIONS

Securities Law Notice. In compliance with South African Securities Law, the documents listed below are available for the Employee’s review on the Company’s public site or intranet site, as applicable, as listed below:

1.	The Company’s most recent Annual Report (Form 10-K): from the investor relations section of the Company’s website at http://www.mondelezinternational.com/investors.

2.	The Company’s most recent Plan prospectus: a copy of which can be found on the Company’s Intranet site located at: https://intranet.mdlz.com/sites/globalhr/comp/Pages/Legal-Documents.aspx.

The Employee acknowledges that he or she may have copies of the above documents sent to him or her, at no charge, on written request being mailed to Office of the Corporate Secretary, Mondelēz International, Inc., Three Parkway North, Deerfield, Illinois 60015 U.S.A. The telephone number at the executive offices is +1 847-943-4000.

Withholding Taxes. The following provision supplements paragraph 5 of the Agreement:

By accepting the Deferred Stock Units, the Employee agrees to notify the Employer of the amount of any gain realized upon vesting of the Deferred Stock Units. If the Employee fails to advise the Employer of the gain realized upon vesting of the Deferred Stock Units, he or she may be liable for a fine. The Employee will be responsible for paying any difference between the actual tax liability and the amount withheld.

Exchange Control Obligations. The Employee is solely responsible for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, the Employee should consult his or her legal advisor prior to the acquisition or sale of the shares of Common Stock under the Plan to ensure compliance with current regulations. As noted, it is the Employee’s responsibility to comply with South African exchange control laws, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.

NOTIFICATIONS

Exchange Control Information. Under current South African exchange control policy, if the Employee is a South African resident, he or she may invest a maximum of ZAR11,000,000 per annum in offshore investments, including in shares of Common Stock. The first ZAR1,000,000 annual discretionary allowance requires no prior authorization. The next ZAR10,000,000 requires tax clearance. This limit does not apply to non-resident employees. It is the Employee’s responsibility to ensure that he or she does not exceed this limit and obtains the necessary tax clearance for remittances exceeding ZAR1,000,000. The Employee should note that this is a cumulative allowance and that his or her ability to remit funds for the purchase of shares of Common Stock will be reduced if the Employee’s foreign investment limit is utilized to make a transfer of funds offshore that is unrelated to the Plan. There is no repatriation requirement on the sale proceeds if the ZAR11,000,000 limit is not exceeded.

SOUTH KOREA

NOTIFICATIONS

Exchange Control Information. Exchange control laws require South Korean residents who realize US$500,000 or more from the sale of shares of Common Stock or the receipt of dividends paid on such shares of Common Stock in a single transaction to repatriate the proceeds to South Korea within three years of receipt.

Foreign Asset/Account Reporting Information. South Korean residents must declare all foreign financial accounts (e.g., non-South Korean bank accounts, brokerage accounts, etc.) to the South Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency) on any month-end date during a calendar year. The Employee should consult with his or her personal tax advisor to determine how to value the Employee’s foreign accounts for purposes of this reporting requirement and whether the Employee is required to file a report with respect to such accounts.

SPAIN

TERMS AND CONDITIONS

Nature of Grant. The following provision supplements paragraph 13 of the Agreement:

In accepting the Deferred Stock Units, the Employee consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.

The Employee understands and agrees that, as a condition of the grant of the Deferred Stock Units, except as provided for in paragraph 2 of the Agreement, the termination of the Employee’s employment for any reason (including for the reasons listed below) will automatically result in the loss of the Deferred Stock Units that may have been granted to the Employee and that have not vested on the date of termination.

In particular, the Employee understands and agrees that any unvested Deferred Stock Units as of Employee’s termination date will be forfeited without entitlement to the underlying shares of Common Stock or to any amount as indemnification in the event of a termination by reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Furthermore, the Employee understands that the Company has unilaterally, gratuitously and discretionally decided to grant the Deferred Stock Units under the Plan to individuals who may be employees of the Mondelēz Group. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Mondelēz Group on an ongoing basis other than to the extent set forth in the Agreement. Consequently, the Employee understands that the Deferred Stock Units are granted on the assumption and condition that the Deferred Stock Units and the shares of Common Stock issued upon vesting shall not become a part of any employment or contract (with the Mondelēz Group, including the Employer) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Employee understands that the grant of the Deferred Stock Units would not be made to the Employee but for the assumptions and conditions referred to above; thus, the Employee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant to the Employee of the Deferred Stock Units shall be null and void.

NOTIFICATIONS

Securities Law Information. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Information. The acquisition of shares of Common Stock under the Plan must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. The Employee must also declare ownership of any shares of Common Stock with the Directorate of Foreign Transactions each January while the shares are owned. In addition, the sale of shares of Common Stock must also be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale.

In addition, the Employee is required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares of Common Stock acquired under the Plan) and any transactions with non-Spanish residents (including any payments of shares of Common Stock made to the Employee by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year.

Foreign Asset/Accounting Reporting Information. If the Employee holds rights or assets (e.g., shares of Common Stock or cash held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of right or asset (e.g., shares of Common Stock, cash, etc.) as of December 31 each year, the Employee is required to report certain information regarding such rights and assets on tax form 720. After such rights and/or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than €20,000, or if ownership of the asset is transferred or relinquished during the year. If the value of such rights and/or assets does not exceed €50,000, a summarized form of declaration may be presented. The reporting must be completed by the March 31 each year. The Employee should consult his or her personal tax advisor for details regarding this requirement.

SWAZILAND

There are no country specific provisions.

SWEDEN

There are no country specific provisions.

SWITZERLAND

NOTIFICATIONS

Securities Law Information. The offer of Deferred Stock Units is considered a private offering in Switzerland and is therefore not subject to registration in Switzerland. Neither this document nor any other materials relating to the Deferred Stock Units constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the Deferred Stock Units may be publicly distributed nor otherwise made publicly available in Switzerland.

TAIWAN

TERMS AND CONDITIONS

Data Privacy Consent. The Employee hereby acknowledges that he or she has read and understood the terms regarding collection, processing and transfer of Data contained in paragraph 14 of the Agreement and by participating in the Plan, the Employee agrees to such terms. In this regard, upon request of the Company or the Employer, the Employee agrees to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Employee’s country, either now or in the future. The Employee understands he or she will not be able to participate in the Plan if the Employee fails to execute any such consent or agreement.

NOTIFICATIONS

Securities Law Information. The Deferred Stock Units and the shares of Common Stock to be issued pursuant to the Plan are available only to employees of the Mondelēz Group. The grant of Deferred Stock Units does not constitute a public offer of securities.

Exchange Control Information. The Employee may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock) into and out of Taiwan up to US$5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, the Employee must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. The Employee should consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

THAILAND

NOTIFICATIONS

Exchange Control Information. If the proceeds from the sale of shares of Common Stock are equal to or greater than US$50,000 in a single transaction, the Employee must repatriate all cash proceeds to Thailand immediately following the receipt of the cash proceeds and then either convert such proceeds to Thai Baht or deposit the proceeds into a foreign currency account opened with a commercial bank in Thailand within 360 days of repatriation. In addition, the Employee must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If the Employee fails to comply with these obligations, the Employee may be subject to penalties assessed by the Bank of Thailand.

The Employee should consult his or her personal advisor prior to taking any action with respect to remittance of proceeds from the sale of shares of Common Stock into Thailand. The Employee is responsible for ensuring compliance with all exchange control laws in Thailand.

TURKEY

NOTIFICATIONS

Securities Law Information. Under Turkish law, the Employee is not permitted to sell shares of Common Stock acquired under the Plan in Turkey. The shares of Common Stock are currently traded on the NASDAQ Global Select Market, which is located outside Turkey and the shares of Common Stock may be sold through this exchange.

Exchange Control Information. The Employee may be required to engage a Turkish financial intermediary to assist with the sale of shares of Common Stock acquired under the Plan. To the extent a Turkish financial intermediary is required in connection with the sale of any Shares acquired under the Plan, the Employee is solely responsible for engaging such Turkish financial intermediary. The Employee should consult his or her personal legal advisor prior to the vesting of the Deferred Stock Units or any sale of shares of Common Stock to ensure compliance with the current requirements.

UKRAINE

TERMS AND CONDITIONS

Deferred Stock Units Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 7 of the Agreement), the grant of Deferred Stock Units does not provide any right for the Employee to receive shares of Common Stock upon the Vesting Date. Deferred Stock Units granted to Employees in Ukraine shall be paid in cash in an amount equal to the value of the shares of Common Stock on the Vesting Date.

UNITED ARAB EMIRATES

NOTIFICATIONS

Securities Law Information. Participation in the Plan is being offered only to selected Employees and is in the nature of providing equity incentives to Employees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If the Employee does not understand the contents of the Plan and the Agreement, the Employee should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

TERMS AND CONDITIONS

Miscellaneous. The following provision replaces paragraph 21 of the Agreement:

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after the date of this Grant, the Board of Directors of the Company or the Committee shall make adjustments to the number and kind of shares of Common Stock subject to this Grant, including, but not limited to, the substitution of equity interests in other entities involved in such transactions, to provide for cash payments in lieu of Deferred Stock Units, and to determine whether continued employment with any entity resulting from such a transaction will or will not be treated as continued employment with any member of the Mondelēz Group, in each case subject to any Board of Directors or Committee action specifically addressing any such adjustments, cash payments, or continued employment treatment.

For purposes of this Agreement, (a) the term “Disability” means permanent and total disability as determined under procedures established by the Company for purposes of the Plan, and (b) the term “Retirement” means, unless otherwise determined by the Committee in its sole discretion, retirement from active employment under a pension plan of the Mondelēz Group, an employment contract with any member of the Mondelēz Group, or a local labor contract, on or after the date specified as normal retirement age in the pension plan or employment contract, if any, under which the Employee is at that time accruing pension benefits for his or her current service (or, in the absence of a specified normal retirement age, the age at which pension benefits under such plan or contract become payable without reduction for early commencement and without any requirement of a particular period of prior service).

Withholding Taxes. The following provision supplements paragraph 5 of the Agreement:

If payment or withholding of income tax is not made within 90 days of the end of the U.K. tax year (April 6 - April 5) in which the event giving rise to the liability for income tax occurs or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by the Employee to the Employer, effective on the Due Date. The Employee agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in paragraph 5 of the Agreement. Notwithstanding the foregoing, if the Employee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the Employee will not be eligible for such a loan to cover the income tax liability. In the event that the Employee is a director or executive officer and the income tax is not collected from or paid by the Employee by the Due Date, the amount of any uncollected income tax liability may constitute a benefit to the Employee on which additional income tax and national insurance contributions may be payable. The Employee acknowledges that Employee ultimately may be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit, which the Company or the Employer may recover by any of the means referred to in paragraph 5 of the Agreement.

In addition, the Employee agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Employee may have to recover any overpayment from the relevant tax authorities.

UNITED STATES

NOTIFICATIONS

Exchange Control Information. If the Employee holds assets (i.e., Deferred Stock Units or Common Stock) or other financial assets in an account outside the United States and the aggregate amount of said assets is US$10,000 or more, the Employee is required to submit a report of Foreign Bank and Financial Account with the United States Internal Revenue Service by June 30 of the year following the year in which the assets in the Employee’s account meet the US$10,000 threshold.

URUGUAY

There are no country specific provisions.

VENEZUELA

TERMS AND CONDITIONS

Investment Representation. As a condition of the grant of the Deferred Stock Units, the Employee acknowledges and agrees that any shares of Common Stock the Employee may acquire upon the settlement of the Deferred Stock Units are acquired as and intended to be an investment rather than for the resale of the shares of Common Stock and conversion of shares into foreign currency.

Exchange Control Information. Exchange control restrictions may limit the ability to vest in the Deferred Stock Units or remit funds into Venezuela following the receipt of the cash proceeds from the sale of shares of Common Stock acquired upon settlement of the Deferred Stock Units under the Plan. The Company reserves the right to further restrict the settlement of the Deferred Stock Units, or to amend or cancel the Deferred Stock Units at any time, in order to comply with the applicable exchange control laws in Venezuela. The Employee is responsible for complying with exchange control laws in Venezuela and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Employee’s failure to comply with applicable laws. Because exchange control laws and regulations change frequently and without notice, the Employee should consult with his or her personal legal advisor before accepting the Deferred Stock Units to ensure compliance with current regulations.

NOTIFICATIONS

Securities Law Information. The Deferred Stock Units granted under the Plan and the shares of Common Stock issued under the Plan are offered as a personal, private, exclusive transaction and are not subject to Venezuelan government securities regulations.

VIETNAM

TERMS AND CONDITIONS

Deferred Stock Units Payable Only in Cash. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement (including paragraph 7 of the Agreement), the grant of Deferred Stock Units does not provide any right for the Employee to receive shares of Common Stock upon the Vesting Date. Deferred Stock Units granted to Employees in Vietnam shall be paid in cash in an amount equal to the value of the shares of Common Stock on the Vesting Date less any Tax-Related Items.